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                                                                                                                   EXHIBIT 12
                                                      SOUTHWESTERN BELL TELEPHONE COMPANY
                                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                             Dollars in Millions


                                          THREE MONTHS ENDED
                                              MARCH 31,                            YEAR ENDED DECEMBER 31,
                                        -----------------------  -------------------------------------------------------------
                                             1998        1997        1997       1996         1995         1994         1993
                                        -----------------------  -------------------------------------------------------------

Income Before Income Taxes,
Extraordinary Loss and Cumulative
Effect of Accounting Changes              $    639    $    626   $   1,888   $   2,168    $   1,688   $    1,586   $    1,424
     Add:Interest Expense                       89          84         343         327          340          358          385
         1/3 Rental Expense                     10           9          41          33           26           25           23
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Earnings                    $    738    $    719   $   2,272   $   2,528    $   2,054   $    1,969   $    1,832
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Total Interest Charges                    $     96    $     89   $     370   $     348    $     340   $      358   $      385
1/3 Rental Expense                              10           9          41          33           26           25           23
                                          ---------   ---------  ----------  ----------   ----------  -----------  -----------

     Adjusted Fixed Charges               $    106    $     98   $     411   $     381    $     366   $      383   $      408
                                          =========   =========  ==========  ==========   ==========  ===========  ===========

Ratio of Earnings to Fixed Charges            6.96        7.34        5.53        6.64         5.61         5.14         4.49

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